STAR MULTI CARE SERVICES, INC.
                            99 RAILROAD STATION PLAZA
                              HICKSVILLE, NY 11801

                      THIS PROXY IS SOLICITED BY THE BOARD
                 OF DIRECTORS OF STAR MULTI CARE SERVICES, INC.
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 5, 1997



           The undersigned holder of Common Stock of Star Multi Care Services, Inc., a New York corporation ("STAR"), hereby appoints Stephen Sternbach and William Fellerman, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of STAR that the undersigned is entitled to vote at the Special Meeting of Shareholders of STAR, to be held on September 5, 1997 at 10:00 A.M. local time, at the offices of Parker Chapin Flattau & Klimpl, LLP, (18th Floor), New York, New York, and at any adjournments or postponements thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

           1. Adoption and approval of the Agreement and Plan of Merger dated January 3, 1997, between EXTENDED FAMILY CARE CORPORATION, a New York corporation ("EFCC") and STAR, providing for the merger of EFCC Acquisition Corp., a New York corporation and a wholly owned subsidiary of STAR, with EFCC.

                      |_| FOR     |_| AGAINST      |_| ABSTAIN

           2.         Adoption of an amendment to STAR's 1992 Stock Option Plan.

                      |_| FOR     |_| AGAINST      |_| ABSTAIN

           3.         Adoption of STAR's 1997 Non-Employee Director Stock Option
Plan.

                      |_| FOR     |_| AGAINST      |_| ABSTAIN

           4. Upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. This proxy does not convey discretionary authority to adjourn or postpone the meeting for the purpose of soliciting additional votes.



                        (Continue and Sign on Other Side)


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(Continued from other side)



           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN ITEM 1, 2 AND 3 AND WITH REGARD TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, IN THE DISCRETION OF THE PROXYHOLDERS AS DESCRIBED IN THE JOINT PROXY STATEMENT.

           The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Joint Proxy Statement.



Dated:  __________, 1997                    ____________________________________
                                             (Signature)


                                            ____________________________________
                                              (Signature if held jointly)


                                            Please   sign   exactly  as  name(s)
                                            appears  hereon and mail it promptly
                                            even  though  you now plan to attend
                                            the Special Meeting. When shares are
                                            held by joint  tenants,  both should
                                            sign.   When  signing  as  Attorney,
                                            Executor, Administrator, Guardian or
                                            Trustee,  please add your full title
                                            as such.  If a  corporation,  please
                                            sign in full  title  as  such.  If a
                                            corporation,   pleas  sign  in  full
                                            corporate name by president or other
                                            authorized     officer.     If     a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.

                   PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.